                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                    Transcontinental Realty Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY

                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                               DALLAS, TEXAS 75231

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 10, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Transcontinental Realty Investors, Inc. which will be held on Tuesday, October 10, 2000 at 11:00 a.m., at 10670 North Central Expressway, Suite 600, Dallas, Texas.

     The purposes of the Annual Meeting are:

     (1)  to elect five Directors;

     (2)  to approve the Director Stock Option Plan;

     (3)  to approve the 2000 Stock Option Plan;

     (4)  to approve an amendment to the Articles of Incorporation; and

     (5) to transact any other business that may properly come before the meeting.

     You must be a stockholder of record at the close of business on September 8, 2000 to vote at the Annual Meeting.

     Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

     The Annual Report for the year ended December 31, 1999, has been mailed to all Stockholders under separate cover.

Dated: September 11, 2000


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   ---------------------------------------------
                                   Robert A. Waldman
                                   Secretary

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY


                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                                  DALLAS, TEXAS

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 10, 2000


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Transcontinental Realty Investors, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders for consideration of and voting upon (1) the election of five Directors, (2) a proposal to approve the Company's Director Stock Option Plan, (3) a proposal to approve the Company's 2000 Stock Option Plan, (4) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock and preferred stock, and (5) the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Annual Meeting will be held at 11:00 a.m., Central time, on Tuesday, October 10, 2000, at 10670 North Central Expressway, Suite 600, Dallas, Texas. The Company's financial statements for the year ended December 31, 1999 were audited by BDO Seidman, LLP. A representative from BDO Seidman is expected to be present at the Annual Meeting to respond to appropriate questions, and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about September 11, 2000.

     The Annual Report for the year ended December 31, 1999, has preceded this Proxy Statement and was previously mailed to all stockholders under separate cover.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of common stock of the Company (the "Shares") at the close of business on September 8, 2000 (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on September 8, 2000, there were 8,633,845 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the five nominees as Directors (Proposal One), Stockholders may choose to vote for all of the nominees or withhold authority for voting for any one or all of the nominees. As to the proposal to approve the Company's Director Stock Option Plan ("Proposal Two"), the proposal to approve the Company's 2000 Stock Option Plan ("Proposal Three") and the proposal to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock and preferred stock ("Proposal Four"), Stockholders may choose to vote for, against or abstain from voting on each such proposal.

     In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the five nominees for election to the Board of Directors and in favor of Proposal Two, Proposal Three and Proposal Four. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR ELECTION OR APPROVAL

     Section 2.07 of the By-laws of the Company provides that the election of any Director requires the affirmative vote of a majority of the votes cast at a meeting of stockholders by holders of shares entitled to vote thereon. Section
2.06 of the By-laws of the Company provides that a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting. The approval of the Company's Director Stock Option Plan (Proposal Two) and the approval of the Company's 2000 Stock Option Plan (Proposal Three) each require the affirmative vote of a majority of the votes cast at the Annual Meeting. The approval of the amendment to the Company's Articles of Incorporation (Proposal Four) requires the affirmative vote of a majority of the outstanding common stock.

     Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

     As of September 8, 2000, management and affiliates held 3,271,751 shares representing approximately 37.9% of the Shares outstanding. Such parties intend to vote all of such shares for the election of the Directors and for Proposal Two, Proposal Three and Proposal Four.

REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A stockholder may also revoke a proxy by attending and voting at the Annual Meeting. Mere attendance at the meeting is not sufficient to revoke a proxy.

FUTURE PROPOSALS OF STOCKHOLDERS

     Any proposal intended to be presented by a stockholder at the 2001 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than May 1, 2001, in order to be considered for inclusion in the Company's proxy statement and form of proxy (as the case may be) for that meeting.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

     The following persons have been nominated to serve as Directors of the
Company: Ted P. Stokely, R. Douglas Leonhard, Murray Shaw, Martin L. White and Edward G. Zampa.

     Each of the five nominees is currently a Director of the Company. Each of the nominees have been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Director if elected. When a proxy is properly executed and returned, the shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for such other person(s) as he or she may select in place of such nominee(s).

     The five nominees for Directors are listed below, together with their age, terms of service, all positions and offices with the Company or the Company's advisor, Basic Capital Management, Inc. ("BCM"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of the Advisor or an officer of the Company. The designation "Independent", when used below with respect to a Director, means the Director is neither an officer of the Company nor a director, officer or employee of the Advisor, although the Company may have certain business or professional relationships with such Director as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                             BUSINESS EXPERIENCE AND
                                  DIRECTORSHIPS

                                                                                         AGE
                                                                                         ---
     TED P. STOKELY:     Director (Independent)                                           67
                         (since April 1990)
                         and Chairman of the Board
                         (since January 1995).

     General Manager (since January 1995) of ECF Senior Housing Corporation, a nonprofit corporation; General Manager (since January 1993) of Housing
     Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since January 1993) and paid consultant (April 1992 to December
     1992) of Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation; and Director (since April 1990) and Chairman of the Board
     (since January 1995) of Income Opportunity Realty Investors, Inc. ("IORI").

     R. DOUGLAS LEONHARD Director (Independent)                                           64
                         (since January 1998).

     Director (since November 1998) and Chairman (since October 1999) of OpTel,
     Inc.; Senior Vice President (1986 to 1997) of LaCantera Development
     Company, a wholly-owned subsidiary of USAA; Senior Vice President (1980 to
     1985) of The Woodlands Development Corporation; Vice President and Houston
     Projects Manager (1973 to 1979) of Friendswood Development Company; Manager in various capacities (1960 to 1973) of Exxon Corp.; and Director (since
     January 1998) of IORI.

     MURRAY SHAW         Director (Independent)                                           68
                         (since February 1998).

     Chairman of the Board of Regents (since 1997) of Stephen F. Austin
     University; Vice President (1967 to 1996) of Tracor, Inc.; and Director
     (since February 1998) of IORI.

     MARTIN L. WHITE:    Director (Independent)                                           60
                         (since January 1995).

     Chief Executive Officer (since 1995) of Builders Emporium, Inc.; Chairman and Chief Executive Officer (since 1993) of North American Trading Company,
     Ltd.; President and Chief Operating Officer (since 1992) of Community Based
     Developers, Inc.; Development Officer and Loan Manager (1986 to 1992) of the City of San Jose,

     California; Vice President and Director of Programs (1967 to 1986) of
     Arpact, Inc., a government contractor for small business development and trade; and Director (since January 1995) of IORI.

     EDWARD G. ZAMPA:    Director (Independent)                                           65
                         (since January 1995)

     General Partner (since 1976) of Edward G. Zampa and Company; and Director
     (since January 1995) of IORI.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.



BOARD COMMITTEES

     The Company's Board of Directors held eleven meetings during 1999. For such year, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee, all of whom are Independent Directors, are Messrs. Stokely, Leonhard and White. The Audit Committee met twice during 1999.

     The Board of Directors does not have Nominating or Compensation Committees.

OLIVE LITIGATION

     In February 1990, the Company, together with Continental Mortgage and Equity Trust ("CMET"), IORI and National Income Realty Trust ("NIRT"), three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Company, entered into a settlement (the "Settlement") of a class and derivative action entitled Olive, et al. v. National Income Realty Trust, et al. relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

     On January 27, 1997, the parties entered into an Amendment to the Modification, effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3, 1997.

     The Olive Amendment provided that the Company's Board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with the Company, CMET and IORI, including, but not limited to, the fairness to the Company, CMET and IORI of such contracts relative to other means of administration. In 1998, the Board engaged a management/compensation consultant to perform the evaluation which was completed in September 1998. In 1998, plaintiffs' counsel asserted that the Board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. Although several status conferences have been held on this matter, there has been no Court order resolving whether there was any breach of the Olive Amendment.

     In January 2000, after the merger of CMET with the Company, the Board engaged another management/compensation consultant to perform the required evaluation again. This evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The Board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of the second consultant.

     In June 2000, plaintiffs' counsel asserted that the loans made by the Company to BCM and American Realty Trust, Inc. breached the provisions of the Modification. The Board believes that the provisions of the Settlement, the Modification and the Olive Amendment terminated on April 28, 1999. However, plaintiffs' counsel has asserted that certain provisions continue to be effective after the termination date. This matter is pending before the Court.

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Company:
Karl L. Blaha, President; Bruce A. Endendyk, Executive Vice President; Mark W. Branigan, Executive Vice President and Chief Financial Officer; Steven K. Johnson, Executive Vice President - Residential Asset Management; and David W. Starowicz - Executive Vice President - Commercial Asset Management. Their positions with the Company are not subject to a vote of stockholders. Their age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of each executive officer are set forth below.

                                                                                    AGE
                                                                                    ---
     KARL L. BLAHA       President (since September 1999),                           53
                         Executive Vice President -
                         Commercial Asset Management
                         (July 1997 to September 1999) and

                         Executive Vice President and
                         Director of Commercial Management
                         (April 1992 to August 1995).

     President (since September 1999), Executive Vice President - Commercial
     Asset Management (July 1997 to September 1999) and Executive Vice President and Director of Commercial Management (April 1992 to August 1995) of BCM and IORI; Chairman of the Board, President and Chief Executive Officer
     (since August 2000) of American Realty Investors, Inc. ("ARI"); Chairman of the Board and Chief Executive Officer (since June 2000), Director (since
     June 1996), President (since October 1993) and Executive Vice President and
     Director of Commercial Management (April 1992 to October 1993) of American
     Realty Trust, Inc, ("ART"); Executive Vice President (October 1992 to July
     1997) of Carmel Realty, Inc. ("Carmel"), a company owned by First Equity
     Properties, Inc. ("First Equity"), which is 50% owned by BCM; and President and Director (since 1996) of First Equity; and Director (since December
     1998), President (since September 1999) and Executive Vice President and
     Director of Commercial Asset Management (January 1998 to August 1999) of
     NRLP Management Corp. ("NMC"), the general partner of National Realty,
     L.P.("NRLP") and National Operating, L.P.("NOLP").

     BRUCE A. ENDENDYK:  Executive Vice President                                    52
                         (since January 1995).

     President (since November 1999) of Regis Realty, Inc. ("Regis") and (since
     January 1995) of Carmel Realty; Executive Vice President (since January
     1995) of BCM, ART and IORI, and (since January 1998) of NMC; and Executive
     Vice President (since August 2000) of ARI.

     MARK W. BRANIGAN:   Executive Vice President and                                46
                         Chief Financial Officer (since
                         August 2000), Vice President -
                         Director of Construction (August
                         1999 to August 2000) and Executive
                         Vice President - Residential
                         Management (January 1992 to October
                         1997).

     Executive Vice President and Chief Financial Officer (since August 2000),
     Vice President - Director of Construction (August 1999 to August 2000) and
     Executive Vice President - Residential Management (January 1992 to October
     1997) of BCM, ART and IORI; Executive Vice President and Chief Financial
     Officer (since August 2000) of ARI; and real estate consultant (November
     1997 to July 1999).

     STEVEN K. JOHNSON   Executive Vice President -                                  43
                         Residential Asset Management
                         (since August 1998) and
                         Vice President (August 1990 to
                         August 1991).

     Executive Vice President - Residential Asset Management (since August 1998) and Vice President (August 1990 to August 1991) of BCM, ART and IORI;
     Executive Vice President - Residential Asset Management (since August 2000) of ARI; Executive Vice President - Residential Asset Management (since
     August 1998) of NMC; Chief Operating Officer (January 1993 to August 1998) of Garden Capital, Inc.; and Executive Vice President (December 1994 to
     August 1998) of Garden Capital Management, Inc.

     DAVID W. STAROWICZ  Executive Vice President -                                  44
                         Commercial Asset Management
                         (since September 1999) and
                         Vice President (May 1992 to
                         September 1999).

     Executive Vice President - Commercial Asset Management (since September
     1999), Vice President (May 1992 to September 1999) and Asset Manager
     (November 1990 to May 1992) of BCM, ART and IORI; and Executive Vice
     President - Commercial Asset Management (since August 2000) of ARI.

OFFICERS

     Although not executive officers of the Company, the following persons currently serve as officers of the Company: Robert A. Waldman, Senior Vice President, Secretary and General Counsel and Kelly Stracener, Treasurer. Their positions with the Company are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                                                                                    AGE
                                                                                    ---
     ROBERT A. WALDMAN:  Senior Vice President and                                   48
                         General Counsel (since
                         January 1995); Vice President
                         (December 1990 to January
                         1995) and Secretary (December
                         1993 to February 1997 and
                         since June 1999).

     Senior Vice President and General Counsel (since January 1995), Vice
     President (December 1990 to January 1995) and Secretary (December 1993 to
     February 1997 and since June

     1999) of IORI; Senior Vice President and General Counsel (since January
     1995), Vice President (January 1993 to January 1995) and Secretary (since
     December 1989) of ART; Senior Vice President and General Counsel (since
     November 1994), Vice President and Corporate Counsel (November 1989 to
     November 1994) and Secretary (since November 1989) of BCM; and Senior Vice
     President, Secretary and General Counsel (since January 1998) of NMC and
     (since August 2000) of ARI.

     KELLY STRACENER:    Treasurer (since August                                     37
                         2000) of BCM, IORI and ARI.


     Treasurer (since August 2000) of BCM, IORI and ARI; Cash Manager (June 1999 to August 2000) of BCM; Senior Accountant (July 1998 to June 1999) of ART;
     Senior Treasury Manager (July 1997 to July 1998) of CTX Mortgage; and
     Financial Analyst (February 1997 to July 1997) of Harley Davidson Credit.


     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's shares of common stock are required to report their ownership of the Company's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1999. All of these filing requirements were satisfied by its Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations are performed by a contractual advisor under the supervision of the Board. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities and financing and refinancing sources. The advisor also serves as a consultant to the

Board in connection with the business plan and investment decisions made by the Board.

     BCM has served as the Company's Advisor since March 1989. BCM is a company of which Messrs. Blaha, Endendyk, Branigan, Johnson and Starowicz serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Until June 2000, Mr. Phillips served as a representative of his children's trust which owns BCM and, in such capacity, had substantial contact with the management of BCM and input with respect to its performance of advisory services.

     BCM has served as advisor to the Company since March 28, 1989. The current Advisory Agreement was entered into effective October 15, 1998.

     Under the Advisory Agreement, the Advisor is required to formulate and submit annually for Board approval a budget and business plan containing a twelve month forecast of operations and cash flow, a general plan for asset sales or purchases, lending, foreclosure and borrowing activity, and other investments, and the Advisor is required to report quarterly to the Board on the Company's performance against the business plan. In addition, all transactions require prior Board approval unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Board.

     The Advisory Agreement also requires prior Board approval for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the stockholders; contains a broad standard governing the Advisor's liability for losses by the Company; and contains guidelines for the Advisor's allocation of investment opportunities as among itself, the Company and other entities it advises.

     The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Company and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Company's net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Company during such fiscal year exceeds the sum of: (1) the cost of each such property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (2) capital improvements made to such assets during the period owned by the Company and (3) all closing costs, (including real estate commissions) incurred in the sale of such real estate provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the net investment including capital improvements, calculated over the holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

     Additionally, pursuant to the Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate equal to the lesser of (1) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (2) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay the Company one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Company; provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (1) 2% of the amount of the loan committed or (2) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Company equal to the lesser of (1) 1% of the amount of the loan purchased or (2) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding of any mortgage loan by the Company.

     Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing on properties equal to the lesser of (1) 1% of the amount of the loan or the amount refinanced or (2) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Company's Board of Directors. No fee shall be paid on loan extensions.

     Under the Advisory Agreement, BCM receives reimbursement of certain expenses incurred by it in the performance of advisory services.

     Under the Advisory Agreement, all or a portion of the annual advisory fee must be refunded by the Advisor if the Operating Expenses of the Company (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement based on the book value, net asset value and net income of the Company during the fiscal year. No refund of the annual advisory fee was required for 1999.

     Additionally, if management were to request that BCM render services to the Company other than those required by the Advisory Agreement, BCM or an affiliate of BCM is separately compensated for such additional services on terms to be agreed upon from time to time. The Company has hired Triad, an affiliate of BCM, to perform property management for the Company's properties. Also, the Company has engaged, on a non-exclusive basis, Regis, also an affiliate of BCM, to perform brokerage services for the Company. BCM may only assign the Advisory Agreement with the prior consent of the Company.

     The directors and principal officers of BCM are set forth below.

MICKEY N. PHILLIPS: Director

RYAN T. PHILLIPS:   Director

KARL L. BLAHA:      President

BRUCE A. ENDENDYK:  Executive Vice President

MARK W. BRANIGAN:   Executive Vice President and Chief Financial Officer

STEVEN K. JOHNSON:  Executive Vice President - Residential Asset Management

DAVID W. STAROWICZ: Executive Vice President - Commercial Asset Management

COOPER B. STUART:   Executive Vice President

CLIFFORD C. TOWNS, JR: Executive Vice President - Finance

ROBERT A. WALDMAN:  Senior Vice President, Secretary and General Counsel

KELLY STRACENER:    Treasurer

     Mickey N. Phillips is Gene E. Phillips' brother, and Ryan T. Phillips is Gene E. Phillips' son. Until June 2000, Gene E. Phillips served as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services.

     On August 31, 1999, the stockholders approved the renewal of the Advisory Agreement with BCM through the next annual meeting of stockholders. Subsequent renewals of the Advisory Agreement with BCM do not require the approval of the stockholders but do require Board approval.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services. Currently, Triad Realty Services, Ltd. ("Triad") provides such property management services for a fee of 5% or less of the monthly gross rents collected on the residential properties under its management and 3% or less of the monthly gross rents collected on the commercial properties under its management. Triad subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and Syntek West, Inc. ("Syntek West"), which is owned by Mr. Phillips. Triad subcontracts the property-level management and leasing of 43 of the Company's commercial properties and the commercial properties owned by a real estate partnership in which the Company and IORI are partners to Regis Realty, Inc. ("Regis"), which is a company owned by Syntek West. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

     In July,1999, Regis Hotel Corporation, an affiliate of BCM, leased the Company's four hotels at an annual base rent totaling $506,447 per year plus 30% of the hotels' gross revenues.

REAL ESTATE BROKERAGE

     Since December 1, 1992, affiliates of BCM have provided real estate brokerage services to the Company. Currently, Regis provides such services in a non-exclusive basis. Regis is entitled to receive a real estate commission for property purchases and sales in accordance with the following sliding scale of total fees to be paid: (1) maximum fee of 4.5% on the first $2.0 million of any purchase or sale transaction of which no more than 3.5% would be paid to Regis or affiliates; (2) maximum fee of 3.5% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Regis or affiliates; (3) maximum fee of 2.5% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Regis or affiliates; and (4) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1.5% would be paid to Regis or affiliates.

EXECUTIVE COMPENSATION

     The Company has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of the Company, who are also officers or employees of BCM, the Company's Advisor, are compensated by the Advisor. Such executive officers perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only remuneration paid by the Company is to the Directors who are not officers or directors of BCM or its affiliated companies. The Independent Directors (1) review the business Plan of the Company to determine that it is in the best interest of stockholders, (2) review the advisory contract, (3) supervise the performance of the advisor and review the reasonableness of the compensation to the advisor in terms of the nature and quality of services performed, (4) review the reasonableness of the total fees and expenses of the Company and (5) select, when necessary, a qualified independent real estate appraiser to appraise properties purchased.

     In 1999 each independent Director received compensation in the amount of $15,000 per year, plus reimbursement for expenses, and the Chairman of the Board received an additional fee of $1,500 per year for service in such position. Effective January 1, 2000, each independent director receives compensation in the amount of $30,000 per year, plus reimbursement for expenses, and the Chairman of the Board receives an additional fee of $3,000 per year for service in such position. In addition, each Independent Director receives an additional fee of $1,000 per day for any special services rendered by him to the Company outside of his ordinary duties as Director, plus reimbursement of expenses. Effective June 2000, each Independent Director that serves as a member of the Audit Committee receives $500 for each Audit Committee meeting attended.

     During 1999, $106,500 was paid to the Independent Directors in total Directors' fees for all services, including the annual fee for service, during the period January 1, 1999 through December 31, 1999, and 1999 special service fees as follows: Richard W. Douglas (who served as a Director until June 2000), $15,000; Larry E. Harley (who served as a Director until June 2000), $15,000; R. Douglas Leonhard, $15,000; Murray Shaw, $15,000; Ted P. Stokely, $16,500; Martin
L. White, $15,000; and Edward G. Zampa, $15,000.

PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on the Company's shares of common stock with the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. Hybrid REIT Total Return Index ("REIT Index"). The comparison assumes that $100 was invested on December 31, 1994 in the Company's shares of common stock and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance.


                                    [GRAPH]


                    1994       1995       1996       1997       1998       1999
                   ------     ------     ------     ------     ------     ------
Company            100.00     101.55     124.44     185.78     163.59     169.94
S&P 500 Index      100.00     137.58     169.17     225.60     290.08     351.12
REIT Index         100.00     115.27     155.93     187.52     154.70     147.55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Shares of common stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be beneficial owners of more than 5% of the outstanding shares of common stock as of the close of business on September 8, 2000.


                                     Amount and
                                     Nature of
   Name and Address of               Beneficial       Percent of
    Beneficial Owner                    Owner          Class(1)
   -------------------               ----------       ----------
American Realty Trust, Inc.             2,135,400       24.70%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Gotham Partners, L.P.                 1,838,700(2)      21.30%
110 East 42nd Street
18th Floor
New York, New York 10017

Basic Capital Management,               1,109,876       12.90%
Inc.
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

----------

(1) Percentage is based upon 8,633,845 shares of common stock outstanding at September 8, 2000.

(2) According to a Statement on Schedule 13D filed on June 29, 2000, for an event occurring June 19, 2000, and a Form 4 dated August 9, 2000, includes 1,376,000 shares owned by Gotham Partners, L.P., a New York limited partnership, 428,440 shares owned by Gotham International Advisors, L.L.C., a New York limited liability Company, and 34,260 shares owned by Gotham Partners II, L.P., a New York limited partnership.

Security Ownership of Management. The following table sets forth the ownership of the Company's shares of common stock, both beneficially and of record, both individually and in the aggregate for the Directors and executive officers of the Company as of the close of business on September 8, 2000.

                                       Amount and
                                        Nature of
  Name of Beneficial Owner              Beneficial      Percent of
  ------------------------                Owner          Class(1)
                                       -----------      ----------
All Directors and Executive            3,271,751(2)           37.9%
Officers as a group (10
individuals)

----------------

(1) Percentage is based upon 8,633,845 shares of common stock outstanding at September 8, 2000.


(2) Includes 26,475 shares owned by Syntek Asset Management, L.P., 1,109,876 shares owned by BCM and 2,135,400 shares owned by ART, of which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of SAMI, BCM and ART. The executive officers of the Company disclaim beneficial ownership of such shares.

     The Board of Directors has approved the repurchase of a total of 1.4 million shares of the Company's common stock. Through June 30, 2000, a total of 409,765 shares had been repurchased at a cost of $3.3 million. No shares were repurchased in 1999.

CERTAIN BUSINESS RELATIONSHIPS

     In February 1989, the Board of Directors voted to retain BCM as the Company's advisor. BCM is a Corporation of which Messrs. Blaha, Endendyk, Branigan, Johnson and Starowicz serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Until June 2000, Mr. Phillips served as a representative of his children's trust which owns BCM and, in such capacity, had substantial contact with the management of BCM and input with respect to BCM's performance of advisory services.

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Triad provides such property management services. The general partner of Triad is BCM. The limited partners of Triad are Syntek West and Gene E. Phillips. Triad subcontracts the property-level management and leasing of 43 of the Company's commercial properties and the commercial properties owned by a real estate partnership in which the Company and IORI are partners to Regis, which is a company owned by Syntek West.

     In July, 1999, Regis Hotel Corporation, an affiliate of BCM, leased the Company's four hotels at an annual base rent totaling $503,447 per year plus 30% of the hotels' gross revenues. TCI's revenue from the leases was $1.7 million in 1999.

     Since December 1, 1992, affiliates of BCM have provided brokerage services for the Company, on a non-exclusive basis, and received brokerage commissions in accordance with the brokerage agreement.

Currently, Regis performs brokerage services. Regis is a company owned by Syntek West.

     The Directors and officers of the Company also serve as directors and officers of IORI. The Directors owe fiduciary duties to IORI. At December 31, 1999 as well as to the Company under applicable law. IORI has the same relationship with BCM as the Company. As of September 8, 2000, the Company owned approximately 22.6% of the outstanding shares of common stock of IORI. BCM serves as advisor to ARI. In addition, Messrs. Blaha, Endendyk, Branigan, Johnson and Starowicz are executive officers of ARI.

     From April 1992 to December 31, 1992, Mr. Stokely was employed as a paid consultant and since January 1, 1993, as a part-time unpaid consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from Syntek West, Inc., a company owned by Gene E. Phillips. Eldercare filed for bankruptcy protection in May 1995, and was reorganized in bankruptcy in February 1996, and has since paid all debts as directed by the Bankruptcy Court.

RELATED PARTY TRANSACTIONS

     Historically, the Company has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. Management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated third parties.

     The Company is a partner with IORI in the Tri-City Limited Partnership, Nakash Income Associates and TCI Eton Square, L.P. The Company owns 345,728 shares of common stock of IORI, an approximate 22.6% interest.

     In September 1999, the Company acquired a 90% general partnership interest in TCI Eton Square, L.P. a limited partnership which purchased the 222,654 sq. ft. Eton Square Building in Tulsa, Oklahoma, for $14.0 million paying IORI owns a 10% limited partner interest in Eton Square.

     In 1999, the Company paid BCM and its affiliates $4.0 million in advisory fees and net income fees, $422,000 in mortgage brokerage and equity refinancing fees, $1.8 million in property acquisition fees, $2.7 in real estate brokerage commissions and $3.6 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $1.4 million in 1999. Also, Regis Hotel Corporation, an affiliate of BCM, which leases the Company's four hotels, paid to the Company, $1.7 million lease payments.

Restrictions on Related Party Transactions. Article FOURTEENTH of the Company's Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of the Company, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon.

     Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of the Company nor a director, officer or employee of the Company's advisor.



                                  PROPOSAL TWO:
                     APPROVAL OF DIRECTOR STOCK OPTION PLAN

BACKGROUND AND DESCRIPTION

     The Board of Directors of the Company has reviewed various arrangements for compensation of Directors, which do not include a program enabling Directors who are not also officers or key employees of the Company or its Advisor to participate in the Company's growth through stock ownership except for purchases of Shares in the open market. The Board of Directors believes that a program fostering share ownership by Directors who are "independent" will promote the long-term financial success of the Company by attracting and retaining outstanding Directors and providing incentives to such Directors through grants of Share Options linked to continued improvements in the Company's earnings.

     On April 13, 2000, by unanimous vote of the Board of Directors, the Company adopted the Directors Stock Option Plan (the "Plan") subject to approval by the Stockholders of the Company at the next meeting of the Stockholders, whether Annual or Special, by a majority of votes cast on such Plan, provided that the total vote cast thereon represents over 50% in interest of all voting securities of the Company entitled to vote thereon. The Company does not presently have any formal bonus, profit sharing, pension, retirement, stock option, stock purchase or deferred compensation plan for any of the Directors except for the proposed Stock Option Plan.

     The Plan will be effective on the date the Plan is approved by the Stockholders at the Annual Meeting. The principal features of the Plan are summarized below. THIS SUMMARY, WHICH CONTAINS ALL OF THE MATERIAL FEATURES OF THE PLAN, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN WHICH IS ANNEXED AS APPENDIX A TO THIS PROXY STATEMENT.

ADMINISTRATION AND ELIGIBILITY; ADJUSTMENT, AMENDMENT AND TERMINATION

     Because Options to be granted under the Plan are automatic and non-discretionary, the Plan is largely self administered. To the extent necessary, the Board of Directors is authorized to administer the Plan. In the event of a stock dividend, stock split, stock combination or other reduction in issued shares, merger, consolidation, recapitalization or sale or exchange of all of the assets or dissolution of the Company, the Board of Directors is required to adjust the number and type of shares authorized by the Plan and subject to outstanding grants of Options, as well as Option prices of any outstanding Stock Options, to prevent in enlargement or dilution of rights. The Board of Directors may suspend or terminate the Plan at any time or amend the Plan from time to time without Stockholder approval, but no amendment, suspension or termination shall impair the rights of any Director under outstanding Options. However, without Stockholder approval (to the extent required by law or agreement) no amendment may be made which would (a) materially increase the number of Shares issuable under the Plan (other than pursuant to the adjustment provisions described above, (b) materially modify the requirements as to eligibility for participation, or (c) materially increase the benefits accruing to Directors under the Plan.

     Eligibility for Options under the Plan is limited to Directors of the Company who, at the time of grant of an Option, are not, and have not been for at least one year, either an employee or officer of the Company or any of its Affiliates. As of September 8, 2000, all of the five Directors are eligible for Options under the Plan. The aggregate number of Shares under the Plan is 140,000 (subject to adjustments in order to prevent enlargement or dilution as described above). The Shares are traded on the New York Stock Exchange, Inc.

     The following table sets forth the benefits or amounts that will be received by or allocated to each of the following under the Plan, if it is approved by the Stockholders and if such benefits or amounts are determinable.


                                            DOLLAR           NUMBER
            NAME AND POSITION             VALUE ($)(1)     OF SHARES
            -----------------             ------------     ---------
Executive Group(2)                            -0-             -0-
Non-executive Director Group(3)               -0-           25,000
Non-executive Officer Employee Group(4)       -0-             -0-

(1) The dollar value of the options to be granted are not determinable at this time. Options will be granted at fair market value of the Shares on the date of grant and any benefit will depend upon a subsequent increase in the fair market value of the Shares.

(2) All current executive officers, individually and as a group, are not eligible for Options under the Plan.

(3) Group consists of Messrs. Leonhard, Shaw, Stokely, White and Zampa, each of whom is an Independent Director and each of whom is eligible to receive an Option to purchase 5,000 shares upon the approval of the Plan by the Stockholders.

(4) All employees, including current officers, who are not executive officers as a group are not eligible for Options under the Plan.


OPTIONS

     Effective at the time of approval by the Stockholders of the Plan, each Independent Director will automatically be awarded an Option to purchase 5,000 Shares. In addition, for each year such Director continues to serve as a Director, he will be awarded an option covering 5,000 Shares on January 1 of each year. All Options are to be granted at "fair market value" (as defined in the Plan). All Options granted under the Plan will be exercisable on and after the date of grant for the lesser of ten years or one year after a Director ceases to serve on the Board of Directors for any reason, including death. Payment of the exercise price may be made in cash, in Shares already owned by the individual for at least six months, or, with a combination of cash and Shares.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by its counsel that under existing law, a recipient of a Stock Option granted under the Plan will not realize any taxable income from the grant of such Option and the Company will not be entitled to any tax deductions for income tax purposes. Upon the exercise of Options granted under the Plan, the Optionee will realize taxable ordinary income equal to the excess of the fair market value of the Shares on the date the Option is exercised over the Option price, and the Company will be entitled to a corresponding deduction. The Company is entitled to a tax deduction at the same time in the amount taxable to the individual, provided the Company timely files the appropriate IRS Form 1099 for the individual.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Stockholder approval of the Plan is not required under the Articles of Incorporation or By-Laws. The Plan is being submitted for Stockholder approval in order to meet the requirements of the New York Stock Exchange. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Plan.

     THE BOARD OF DIRECTORS RECOMMEND THE STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE TRANSCONTINENTAL REALTY INVESTORS, INC. DIRECTOR STOCK OPTION PLAN.


                                 PROPOSAL THREE:
                       APPROVAL OF 2000 STOCK OPTION PLAN

BACKGROUND AND DESCRIPTION

     On June 1, 2000, the Board of Directors of the Company adopted the Transcontinental Realty Investors, Inc. 2000 Stock Option Plan (the "Plan"). The Plan is subject to approval by the holders of a majority of the outstanding shares of common stock. The Plan provides that stock options may be granted for the purchase of up to 300,000 shares of common stock, subject to adjustment upon changes in capitalization. A copy of the Plan is included as Appendix B to this Proxy Statement. The following summary description is qualified in its entirety by reference to Appendix B.

     The Plan is intended as an incentive for and as a means of encouraging share ownership by persons who are key employees of the Company. Options may be granted only to key employees of the Company, the Advisor, or any subsidiary of the Company, and may be granted either as non-qualified stock options. Options may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his guardian or legal representative, should one be appointed).

     The Plan will be by the Stock Option Committee, which will consist of three non-employee Directors of the Company. The Stock Option Committee determines the individuals who are key employees and who will receive options, and, based on each such person's position with and current and potential contribution to the Company, the number of shares that will be covered by their options. The Committee also determines the periods of time (not exceeding ten years from date of grant) during which options will be exercisable and determines whether termination of an optionee's employment under various circumstances would terminate options granted under the Plan to that person. The option price per share will not be less than 100% of the fair market value per share on the date of grant. The option price is payable in full upon exercise, and payment may be made in cash or by delivery to the Company of shares of common stock (valued at fair market value at the time of exercise), or by a combination of cash and such shares. The market value per share of the Company's shares of common stock (determined by reference to the closing sales price of such shares on the New York Stock Exchange) on September 5, 2000 was $_________ per share. The Company receives no consideration upon the granting of an option.

     The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without Stockholder approval, the Board of Directors may not adopt any amendment of the Plan that would (i) increase the total number of shares of common stock subject to option, (ii) change or modify the class of employees that may participate, or (iii) otherwise materially increase the benefits accruing to participants thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     There are no Federal income tax consequences to the optionee or to the Company on the granting of options.

     Generally, when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

     If the optionee pays all or part of the purchase price by delivering to the Company shares of common stock, there are no Federal income tax consequences to the optionee or the Company to the extent of the number of shares so delivered. As to any additional shares issued, the optionee recognizes income equal to the aggregate market value of the additional shares received, less any cash paid to the Company, and the Company is allowed to deduct the amount of such income. The holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for those old shares. The holding period for the additional shares begins on the date the option is exercised, and the basis in those additional shares is equal to their market value on the date of exercise.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Stockholder approval of the Plan is not required under the Articles of Incorporation or By-Laws. The Plan is being submitted for Stockholder approval in order to meet Internal Revenue Code requirements for listings of the common stock issuable upon the exercise of the options. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting is required to approve the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION AND APPROVAL OF THE PLAN.

                                 PROPOSAL FOUR:

INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

     The Board of Directors is recommending that Article Fourth of the Articles of Incorporation of the Company be amended to increase the number of authorized shares of common stock, $.01 par value per share, from 10 million shares to 25 million shares and to increase the number of authorized shares of preferred stock, $.01 par value per share, from one million shares to 10 million shares. The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the proposal to amend Article Fourth. Pursuant to this proposal, the first paragraph of Article Fourth of the Articles of Incorporation would be deleted and replaced in its entirety with the following:

     "A. The total number of shares of all classes which the Corporation shall have authority to issue is 35,000,000 shares, of which 25,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock", and 10,000,000 shares, par value $0.01 per share, shall be of a class designated "Preferred Stock".

     As of September 8, 2000, there was one series of the Company's Preferred Stock, which had been designated by the Board of Directors. The total number of shares designated in these series is 6,000. The Board of Directors has no present intent to issue any additional shares of common stock or preferred stock in excess of the amount currently authorized. Although there are no pending transactions which would require the issuance of any common stock and preferred stock in excess of the amount currently authorized, the Board of Directors recommends that the number of authorized shares be increased and thereby provide the Company with the ability to issue such additional new shares of common stock and preferred stock should the opportunity be presented in the future.

     As of September 8, 2000, of the 10,000,000 shares of common stock authorized, a total of 8,633,845 shares were outstanding, and 230,441 shares were reserved for issuance. Assuming approval by the stockholders of proposals of Two and Three above, an additional 140,000 shares of common stock would be reserved for issuance under the Director Stock Option Plan and 300,000 shares would be reserved for issuance under the 2000 Stock Option Plan. No shares of common stock are held in the treasury. The remaining shares of authorized common stock is not subject to reservation. The additional shares will be available for future stock-base plans, future acquisitions of property and securities of other entities and for other corporate purposes. Such other corporate purposes may include, but are not limited to, stock splits or stock dividends, the sale of stock to raise additional capital, acquisitions of properties or business where the use of stock is deemed advantageous, establishing strategic relationships with corporate partners and distributions of stock for general corporate purposes or a stockholder Rights Plan. The Board of Directors had no immediate plans, arrangements, commitments or understandings with respect to the issuance of any additional shares of Common Stock (or Preferred Stock) which would be authorized by the proposed amendment. However, the Board of Directors may issue these additional shares in future public or private offerings to provide for capital needs.

     The additional shares of common stock and preferred stock will be available for issuance from time to time without further action by the stockholders and without first offering such shares to the stockholders. Stockholders have no preemptive rights with respect to common stock. The issuance of common stock or securities convertible into common stock, other than on a pro-rate basis, would result in the dilution of a stockholder's interest.

     The Board of Directors has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although the Board of Directors could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY.

                         SELECTION OF AUDITORS FOR 2000

     The Board of Directors has selected BDO Seidman, LLP as the auditors for the Company for the 2000 fiscal year. The Company's auditors for the 1999 fiscal year were BDO Seidman, LLP. A representative of BDO Seidman is expected to attend the annual meeting.

                                  OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

     The audited financial statements of the Company, in comparative form for the years ended December 31, 1999, 1998 and 1997, are contained in the 1999 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                             SOLICITATION OF PROXIES

     THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE DIRECTORS OF THE COMPANY. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Georgeson Shareholder Communications, Inc. ("GSC") to assist in the solicitation of proxies. An agreement with GSC provides that it will distribute materials relating to the solicitation of proxies, contact stockholders to confirm receipt of materials and answer questions relating thereto. GSC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.


                                   ----------


COPIES OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TRANSCONTINENTAL REALTY INVESTORS, INC., 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231,
ATTENTION: DIRECTOR OF INVESTOR RELATIONS.


                                        By Order of the Board of Directors



                                        ---------------------------------------
                                        Karl L. Blaha
                                        President

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE FIVE NOMINEES AND THAT YOU VOTE FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN, THE APPROVAL OF THE 2000 STOCK OPTION PLAN AND THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION BY VOTING FOR PROPOSAL TWO, PROPOSAL THREE AND PROPOSAL FOUR ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                                                     APPENDIX A





                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                           DIRECTOR STOCK OPTION PLAN



                                    ARTICLE I
                       ESTABLISHMENT, PURPOSE AND DURATION

         1.01 ESTABLISHMENT OF THE PLAN. Transcontinental Realty Investors, Inc., a Nevada corporation (herein called the "Company"), hereby establishes a stock option plan to be known as the "Transcontinental Realty Investors, Inc. Director Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document.

         1.02 PURPOSE. The purpose of the Plan is to foster and promote the long term financial success, enhance the value, and advance the interests of the Company and its shareholders by attracting and retaining outstanding Directors (as defined below) for the Company and its shareholders by enabling them to participate in the Company's growth through automatic, nondiscretionary awards of Options. It is generally recognized that incentive plans aid in attracting and retaining individuals of exceptional ability to the Company because of the opportunity to acquire a proprietary interest in the business.

         1.03 EFFECTIVE DATE. The Plan shall become effective upon its approval by an affirmative vote of the holders of a majority of votes cast on such proposal of Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, which vote shall represent over 50% in interest of all voting securities of the Company entitled to vote therein, and the date of such approval by such Shareholders shall be the "Effective Date."

         1.04 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 8.01 herein, until all Shares then subject to it shall have been purchased or acquired according to the Plan's provisions. Notwithstanding the foregoing, the terms of the Plan may be amended in accordance with the provisions of Section 8.02.

                                   ARTICLE II
                                   DEFINITIONS

         2.01 DEFINED TERMS. For the purposes hereof and as used herein, the following terms set forth below shall have the meanings set forth below unless the context clearly indicates to the contrary:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Director" shall mean a member of the Board who is a "non-employee director", as defined in Rule 16b-3.

               (c) "Effective Date" shall have the meaning assigned in Section
          1.03 of the Plan.

               (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (e) "Exercise Price" shall mean, with respect to each Share subject to an Option, the price at which such Share may be purchased from the Company pursuant to the exercise of such Option.

               (f) "Fair Market Value" shall mean (i) the closing sale price per Share on such date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal exchange or market in which the Shares are traded, as reported in The Wall Street Journal or other recognized financial publication or, (ii) if for any reason no such sales have occurred or, in the opinion of the Board, do not represent fair market value, then by such other method as the Board, in its sole discretion in good faith, shall determine to be appropriate.

               (g) "Option" shall mean an option to purchase Shares granted pursuant to the provisions of the Plan.

               (h) "Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase or receive or acquire Shares hereunder.

               (i) "Optionee" shall mean a Director to whom an Option has been granted pursuant to the Plan.

               (j) "Plan" shall mean the Transcontinental Realty Investors, Inc. Director Stock Option Plan, the terms of which are set forth herein.

               (k) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

               (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (m) "Shares" shall mean the authorized shares of Common Stock, $.01 par value, of the Company or, in the event that the outstanding Shares are hereafter changed into or exchanged for other shares of a different class of securities of the Company or some other entity, such other shares or class of securities.

         2.02 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Plan shall have the meanings set forth in Section 2.01 above when used in any Option Agreement or other document made or delivered pursuant to this Plan, unless the context therein shall otherwise require or unless re-defined therein. Defined terms used herein in the singular shall import the plural and vice versa. The words "hereof," "herein," "hereunder" and similar terms when used in this Plan shall refer to this Plan as a whole and not to any particular provision of the Plan.

                                   ARTICLE III
                                 ADMINISTRATION

         3.01 DUTIES AND POWERS OF THE BOARD. The Plan shall be administered by the Board. Subject to express provisions of the Plan, the Board shall have plenary authority, in its discretion, to interpret all matters involving the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine and to amend, subject to the concurrence of the holder of any Option, if required, the terms and provisions of the respective Option Agreement or any other agreement and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to herein shall be conclusive for all purposes.

         3.02 EXPENSES OF PLAN. The expenses of administering the Plan shall be borne by the Company.

         3.03 RELIANCE ON REPORTS. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

         3.04 INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation, as amended, or the By-Laws of the Company, as amended, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE IV
                           SHARES SUBJECT TO THE PLAN

         4.01 LIMITATIONS. Subject to adjustment pursuant to the provisions of
Section 4.02, a total of 140,000 Shares may be issued under the Plan. Such Shares may be authorized but unissued Shares, treasury Shares, or any combination thereof as determined from time to time by the Board. Shares may be issued pursuant to the exercise of any Option. In the event any Option shall expire or terminate for any reason without having been exercised in full, then, subject to the provisions of the Plan, the Shares subject to such Option shall again become available for the purposes of the Plan.

         4.02 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Not with- standing any other provision of the Plan, any Option Agreement or other agreement covering an Option may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of Shares subject thereto and of the purchase or acquisition prices thereof in the event of changes in the outstanding Shares by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of

Shares and the like; and, in the event of any such change in the Shares, the aggregate number and class of Shares available under the Plan shall be adjusted in such manner as the Board shall in its sole discretion determine to be equitable and consistent for the purpose of the Plan and the applicable provisions of law and such determination shall be conclusive for all purposes of the Plan and of each Option Agreement or other agreement, whether theretofore or thereafter executed. In addition, the Board's determination with respect to any adjustment may provide for the elimination of fractional Share interests, if applicable, and the payment for same in cash.

                                    ARTICLE V
                                   ELIGIBILITY

             Eligibility in this Plan shall be limited to Directors.

                                   ARTICLE VI
                                GRANT OF OPTIONS

         6.01 GRANT AND AGREEMENT. Each Option granted pursuant to the terms of the Plan shall be evidenced by a written Option Agreement dated as of the date of grant and executed on behalf of the Company and the Optionee, which agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan.

         6.02 ISSUANCE OF OPTION. Effective on the Effective Date, each Director then in office will automatically be awarded an Option under the Plan to purchase 5,000 Shares (subject to adjustment pursuant to Section 4.02). After the Effective Date, each Director shall be granted an Option on the first day of each year commencing with January 1, 2001 for 5,000 Shares (subject to adjustment pursuant to Section 4.02) if such Director is a Director of the Company on such date. A former Director who is not a Director at such date shall not receive a grant of any subsequent Option. In the event the number of Shares available for grants is insufficient to make all grants provided for in this
Section 6.02, then the Directors entitled to a grant on such date shall share ratably in the number of Shares available and no further grants shall be made under this Plan. The term and exercise of each such Option shall be as set forth in Section 6.03 below. Nothing contained in this Plan or any agreement executed pursuant to this Plan shall be deemed to limit or confer upon any Director any right to serve as a Director for any period of time or to continue at any rate of compensation.

         6.03 TERM AND EXERCISE. The term of each Option granted under the Plan shall be for a fixed expiration date of the first to occur of (i) the tenth anniversary from the date such Option is granted or (ii) the first anniversary of the date the Director ceases to be a member of the Board. The Exercise Price of Shares issued pursuant to each Option shall be 100% of the Fair Market Value of the Shares on the date such Option is granted. The Shares subject to each Option may be exercised in full or in installments of equal or unequal amount at such times as shall be determined by the Optionee after the date of grant; provided, however, that no Option shall be exercised at any time for fewer than 100 Shares (or the total remaining shares covered by the Option if fewer than 100 Shares) during the term of the Option. The specified number of Shares will be issued upon receipt by the Company of (i) notice from the Optionee of exercise of an Option, and (ii) payment to the Company, of the Exercise Price for the number of Shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by first class postage prepaid mail, addressed to the Treasurer of the Company at such place as the Company may designate from time to time. Certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Option. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to any Option until such Shares shall be issued to him upon the exercise of the Option.

         6.04 TRANSFERABILITY OF OPTIONS. Except as provided below, no Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or, if the Optionee is legally incapacitated, by his or her respective guardian or legal representative, regardless of any community property interests therein of any Optionee's spouse or such spouse's successors in interest; provided, however that an Option may be transferred to an immediate family member subject to such terms and conditions as the Board may approve from time to time.

         6.05 PURCHASE FOR INVESTMENT. Each Optionee receiving an Option pursuant to the Plan must represent, and agree to give such further representation as may be reasonably required by the Company upon the exercise of such Option or any part thereof, that any Shares purchased pursuant to such Option will be, or are, acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution thereof, unless in the opinion of counsel satisfactory to the Company that same is not necessary at such time.

         6.06 EFFECT OF DEATH OR OTHER TERMINATION FROM THE BOARD.

Subject to the other provisions of the Plan, in the event that an Optionee ceases to be a member of the Board such Option may be exercised by the Optionee, such Optionee's legal representatives or by the person or persons to whom such Option has been transferred by will or the applicable laws of descent and distribution or any permitted transferee, within the period provided by Section 6.03.

         6.07 PAYMENT FOR SHARES. The Exercise Price for the Shares shall be paid in full when the Option is exercised. The Exercise Price may be paid in whole or in part in (i) cash, (ii) whole Shares owned by the individual for six months or longer, valued at their Fair Market Value on the date of exercise,
(iii) by a combination of such methods of payment or (iv) such other consideration as shall constitute lawful consideration for the issuance of Shares and be approved by the Board (including without limitation, assurance satisfactory to the Board from a broker registered under the Exchange Act, of the delivery of the proceeds of an imminent sale of the Shares to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the individual).

                                   ARTICLE VII
                        COMPLIANCE WITH LAW AND ISSUANCE
                       OF CERTIFICATES OR PAYMENT OF FUNDS

         7.01 COMPLIANCE WITH THE SECURITIES ACT. Each Option granted under the Plan shall contain such provisions or undertakings by the Optionee pertaining to the re-sale or distribution of any Shares acquired pursuant to such Option as the Company shall deem appropriate and necessary to comply with the Securities Act, and the rules, regulations and administrative interpretations thereunder; provided that the Company may waive any such provisions or undertakings if the Company shall determine that same are no longer required under said Securities Act, rules, regulations or interpretations, or are otherwise unnecessary.

         7.02 GOVERNMENTAL APPROVAL. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or acquisition of Shares thereunder, no such Option shall be effective unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         7.03 ISSUANCE OF CERTIFICATES AND PAYMENT OF FUNDS. The Company shall not be required to issue or deliver any certificate for Shares to be purchased or issued, or any funds required to be paid by the Company upon the exercise of any Option granted under the Plan or any portion thereof, pursuant to any Option Agreement or any other agreement relating to the Plan prior to the fulfillment of all of the following conditions:

               (a) compliance with any requirements under Section 7.01 above;

               (b) compliance with any applicable requirements under Section
          7.02 above;

               (c) the lapse of such reasonable period of time following the exercise of the Option as the Board, from time to time, may establish for reasons of administrative convenience; and

               (d) if pursuant to any applicable statute or regulation, as then in effect, if such issuance or delivery would be in violation of any statute, law, rule or regulation, whether federal or state.

         7.04 SHARE WITHHOLDING. Whenever the Company is required to withhold taxes upon the exercise of an Option, the Company shall have the right to withhold a number of Shares sufficient to satisfy such tax requirements.

                                  ARTICLE VIII
                           TERMINATION, AMENDMENT AND
                            MODIFICATION OF THE PLAN

         8.01 TERMINATION OF PLAN. The Plan may be terminated at any time by the Board except with respect to Options then outstanding under the Plan. No termination of the Plan may, without the consent of the person to whom any Option shall theretofore been granted, adversely affect the rights of such person under such Option.

         8.02 AMENDMENT. The Board may, at any time and from time to time, alter, amend, suspend or discontinue the Plan and the rules for its administration as the Board may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that the Board may not, without further approval by a majority of votes cast on such proposal provided the total votes cast thereon represents over 50% in interest of the holders of the then outstanding voting securities of the Company entitled to vote thereon,

               (a) increase (other than by adjustments provided for by Section 4.02) the maximum number of Shares which may be issued pursuant to all Options granted under the Plan,

               (b) materially modify the requirements as to eligibility for participation in the Plan, or

               (c) materially increase the benefits accruing to Directors under the Plan,

and, provided further, that no such amendment or modification of the Plan may, without the consent of the person to whom any Option shall theretofore have been granted, adversely affect the rights of such person under such Option.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

         9.02 REQUIREMENTS OF LAW. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         9.03 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

                                                                      APPENDIX B

                     TRANSCONTINENTAL REALTY INVESTORS, INC.

                             2000 STOCK OPTION PLAN


                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         1.1 "Affiliate" shall mean Basic Capital Management, Inc. ("BCM"), National Payroll Management Company ("NPM"), and any parent or subsidiary of the Company, BCM or NPM.

         1.2 "Board" shall mean the Board of Directors of the Company.

         1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.4 "Company" shall mean Transcontinental Realty Investors, Inc., a Nevada corporation, or its successor.

         1.5 "Director" shall mean a member of the Board of Directors of the Company.

         1.6 "Fair Market Value" shall mean (i) the average for the last trading day immediately preceding the day and time such value is to be determined of the high and low bid quotations for the stock, as reported and/or published by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or other national quotation service, or (ii) if the stock is listed and registered on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange, the average of the high and low selling prices of the stock on such exchange as reported or published by such exchange or as listed in the Wall Street Journal or other recognized financial publication, for the last trading day immediately preceding the day and time such value is to be determined, or (iii) if for any reason the foregoing is inapplicable or does not represent fair market value, then by such other method as the Committee, in its sole discretion in good faith, shall determine to be appropriate.

         1.7 "Key Employee" shall mean any officer or employee of the Company, or of any Affiliate, whose services, as determined by the Committee, are of exceptional value to the Company.

         1.8 "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of this Plan.

         1.09 "Optionee" shall mean a person to whom an Option has been granted under this Plan.

         1.10 "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

         1.11 "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations (other than the corporation with respect to which the determination is being made) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.12 "Purchasable" shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

         1.13 "Stock" shall mean the shares of common stock, $.01 par value, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation or trust, such other stock or securities.

         1.14 "Stock Option Agreement" shall mean an agreement between the Company and an Optionee that grants the Optionee an Option.

         1.15 "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%)or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II

                                    THE PLAN

         2.1 Name. This plan (the "Plan") shall be known as the "Transcontinental Realty Investors, Inc. 2000 Stock Option Plan."

         2.2 Participants. The participants in this Plan shall consist only of the Key Employees selected by the Committee to receive Options.

         2.3 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by offering Key Employees an opportunity to acquire or increase their proprietary interests in the Company. The Options are intended to promote the growth and profitability of the Company because the Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued employment with the Company and its Affiliates.

         2.4 Effective Date. The Plan shall become effective on June 1, 2000.

         2.5 Termination Date. The Plan shall terminate on the tenth (10th) anniversary of the date the Plan is adopted by the Board.


                                   ARTICLE III

                           ADMINISTRATION BY COMMITTEE

         3.1 General; Grant of Options. The Plan shall be administered by a committee (the "Committee") to be appointed from time to time by the Board consisting of not less than three persons, all of whom shall be "non-employee directors" as defined in Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934. No person who is (or, within one year prior to his or her appointment as a member of the Committee, was) eligible to participate in the Plan shall be a member of the Committee. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine those Key Employees to whom Options will be granted, the number of shares of Stock subject to each Option, whether to amend an outstanding Option, such other matters as are specified herein, and any other terms and conditions of the Stock Option Agreement, and any amendment or modification thereof.

         3.2 Interpretation; Rules. Subject to the provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan.

         3.3 No Liability. No member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                                   ARTICLE IV

                         SHARES OF STOCK SUBJECT TO PLAN

         4.1 Limitations. Subject to any adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock which may be issued with respect to Options granted hereunder shall not exceed 300,000 shares. Shares subject to an Option may be either authorized and unissued shares, treasury shares held by the Company or shares issued and later acquired by the Company. If outstanding Options granted under the Plan shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted under the Plan, new Options may be granted covering the shares subject to such terminated or expired unexercised Options.

         4.2 Adjustments. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another trust or corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, reverse stock split or stock dividend:

                  (a) The aggregate number and kind of securities as to which Options may be granted under the Plan shall be adjusted appropriately by the Committee; and

                  (b) The rights concerning both the number of shares subject to options and the Option Price under outstanding Options granted under the Plan shall be adjusted appropriately by the Committee.

         Dissolution or liquidation of the Company shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that all Options granted under the Plan shall become exercisable immediately prior to such liquidation notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

         The foregoing adjustments and the manner of their application shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests, provided, however, that without the consent of the Optionee no adjustment made by the Committee shall be made in a manner that will cause an Incentive Stock Option held by such Optionee to be treated as any type of option other than an Incentive Stock Option under the applicable statutory and regulatory provisions. The adjustment required under this Article shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.


                                    ARTICLE V

                                     OPTIONS

         5.1 Types of Options Granted. The Committee may grant options that do not qualify as incentive stock options under the Code.

         5.2 Option Grant and Agreement. Each Option granted under this Plan shall be evidenced as follows:

                  (a) by either minutes of a meeting of the Committee or a written consent of the Committee, and

                  (b) unless waived by the Committee, by a written Stock Option Agreement executed by the Company and the Optionee.

         As to each grant under this Plan, the terms of the Option, including but not limited to the Option's duration, time or times of exercise, and exercise price, shall be stated in the Stock Option Agreement or incorporated in that agreement by reference to the resolution or written consent of the Committee which adopted the terms of the Option.

         5.3 Option Price. The Option Price of the Stock subject to each Option shall be determined by the Committee, but, shall not be less than the Fair Market Value of the Stock as of the date the Option is granted.

         5.4 Exercise Period. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten
(10) years from its date of grant.

         5.5 Option Exercise.

                  (a) Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares.

                  (b) An Option shall be exercised by (i) delivery to the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

                  (c) The Option Price is to be paid in full in cash upon the exercise of the Option, except that all or any portion of the Option Price may be paid by constructively tendering to the Company shares of Stock duly owned by the Optionee to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise, a "cashless broker" exercise through procedures approved by the Company, or any combination of the foregoing; provided however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise with respect to a nonqualified option) that in lieu of the foregoing, all or a portion of the Option Price may be paid by the Optionee's execution of a recourse note equal to the Option Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

                  (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash or shares of Stock withheld from such exercise at the Fair Market Value thereof on the date of exercise, the full amount of any withholding or other taxes applicable to the taxable income of such Optionee resulting from such exercise.

                  (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

         5.6 Nontransferability of Option. Except as provided below, (i) no Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and (ii) during the lifetime of an Optionee, Options shall be exercisable only by such Optionee, or by such Optionee's guardian or legal representative if one has been appointed. Notwithstanding the foregoing, the Committee may permit the transfer of an Option on such terms and conditions as the Committee may impose.

         5.7 Termination of Employment. The Committee shall have the power to specify, with respect to the Options granted to particular Optionees, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised.

         5.8 Employment Rights. Options granted under the Plan to any persons shall not be affected by any change of employment so long as such person continues to be a Key Employee of the Company or any of its Affiliates. Nothing in this Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Affiliates, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate such person's employment at any time.

         5.9 Waiver of Terms. To the extent not inconsistent with other provisions of the Plan, the Committee may cause the Company to waive any term, provision or condition originally included in a Stock Option Agreement for the benefit of the Company, including but not limited to any term, provision or condition regarding the passage of time before an Option becomes exercisable.


                                   ARTICLE VI

                               STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option or any portion of an Option granted under this Plan prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing by the New York Stock Exchange or on any stock exchanges on which the Stock is then listed, if such admission is required by the rules of such stock exchange;

                  (b) The completion of any registration or other qualification of such shares that shall be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, unless under the terms of the applicable Stock Option Agreement the Company has agreed to issue, and the Optionee has agreed to accept, shares under such circumstances that such offer and sale are exempt from such registration;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which shall be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the Option as may be appropriate for reasons of administrative convenience.

                                   ARTICLE VII

                  TERMINATION, AMENDMENT AND MODIFICATION PLAN

         The Board may at any time, notwithstanding Section 2.5 of the Plan, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

                  (a) Increase the total number of shares of stock subject to the Plan, except as contemplated in Section 4.2; or

                  (b) Change or modify the class of employees that may participate in the Plan.

         No termination, amendment or modification of this Plan shall adversely affect any Option previously granted hereunder without the written consent of the Optionee or his guardian, legal representative or legatee.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

         8.2 Singular and Plural Forms; Gender of Pronouns. Whenever a noun in the singular form is used in this document, it shall include the plural form, and whenever a pronoun of masculine gender is used in this document, it shall include the feminine gender.

         8.3 Headings. The headings of the articles and sections of this document are inserted for convenience of reference; they do not constitute part of this Plan.

         8.4 Unsecured Obligation. Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any Option thereunder and there shall be no required funding of amounts which may become payable to any Optionee.

         8.5 Other Compensation Plans. The adoption of the Plan shall not affect any other Option or incentive or other compensation plans, practices or arrangements in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of or persons retained by the Company or any Subsidiary.

         8.6 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         8.7 Governing Law. To the extent not preempted by laws of the United States of America, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 10, 2000
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF TRANSCONTINENTAL
                             REALTY INVESTORS, INC.


         The undersigned hereby appoints MARK W. BRANIGAN and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of TRANSCONTINENTAL REALTY INVESTORS, INC., to be held on Tuesday, October 10, 2000 at 11:00 a.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.       ELECTION OF DIRECTORS:

                                 Ted P. Stokely
                               R. Douglas Leonhard
                                   Murray Shaw
                                 Martin L. White
                                 Edward G. Zampa

                  FOR all nominees               WITHHOLD AUTHORITY TO
                  (except as marked to the       vote for all nominees
                  contrary below) [  ]           listed below  [  ]

                  Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other persons(s) as he or she may select in place of such nominees.

                  -------------------------------------------

2.   APPROVAL OF THE DIRECTOR STOCK OPTION PLAN

                  FOR [   ]       AGAINST  [   ]     ABSTAIN [   ]

3.    APPROVAL FOR THE 2000 STOCK OPTION PLAN

                  FOR [   ]       AGAINST  [   ]     ABSTAIN [   ]

4.    APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

                  FOR [   ]       AGAINST  [   ]     ABSTAIN [   ]

5.       OTHER BUSINESS:

       I AUTHORIZE the aforementioned
       proxies in their discretion

                  FOR [   ]       AGAINST  [   ]     ABSTAIN [   ]

         to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF TRANSCONTINENTAL REALTY INVESTORS, INC. RECOMMENDS A VOTE FOR THE FIVE NOMINEES AND FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN, THE APPROVAL OF THE 2000 STOCK OPTION PLAN, AND THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE FIVE DIRECTORS AND FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN, THE APPROVAL OF THE 2000 STOCK OPTION PLAN AND THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES AND FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN, THE APPROVAL OF THE 2000 STOCK OPTION PLAN AND THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

         (continued and to be signed and dated on the other side)

               PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY

                                   [reverse]

                           Dated:               , 2000
                                 ---------------

                           x
                             ----------------------------
                             Signature

                           x
                             ----------------------------
                             Signature (if held jointly)

                           x
                             ----------------------------
                             Title

                  Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.